Exhibit 10.1(b)

TERNS PHARMACEUTICALS, INC.
2022 Employment Inducement Award PLAN
GLOBAL STOCK OPTION GRANT NOTICE

Terns Pharmaceuticals, Inc., a Delaware corporation, (the “Company”), pursuant to its 2022 Employment Inducement Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Global Stock Option Agreement attached hereto as Exhibit A, including any additional terms and conditions set forth in any appendix for the Participant’s country (the “Appendix” and, together with the Global Stock Option Agreement, the “Stock Option Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	[____________]
Grant Date:	[____________]
Vesting Commencement Date:	[____________]
Exercise Price per Share:	$[___________]
Total Exercise Price:	[____________]
Total Number of Shares Subject to the Option:	[____________]
Expiration Date:	[____________]
Vesting Schedule:	[____________]

Type of Option: Nonqualified Stock Option

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Plan, the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Stock Option Agreement or this Grant Notice.

TERNS PHARMACEUTICALS, INC.: Holder:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO GLOBAL STOCK OPTION GRANT NOTICE

GLOBAL STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Terns Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has granted to the Participant an Option under the Company’s 2022 Employment Inducement Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE 1.

GENERAL
1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2
Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.

GRANT OF OPTION
2.1
Grant of Option. In consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article IX of the Plan. The Option is intended to constitute a Nonqualified Stock Option.
2.2
Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.
2.3
Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE 3.

PERIOD OF EXERCISABILITY
3.1
Commencement of Exercisability.
(a)
Subject to Sections 3.2, 3.3, 5.12 and 5.18 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)
No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant. For the avoidance of doubt, employment or service during only a portion of the vesting period shall not entitle the Participant to vest in a pro-rata portion of the Option.
(c)
Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control, the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.
3.2
Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
3.3
Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)
The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;
(b)
The expiration of three months from the date of the Participant’s Termination of Service, unless such termination is for Cause or occurs by reason of the Participant’s death or Disability;
(c)
The expiration of one year from the date of the Participant’s Termination of Service by reason of the Participant’s death or Disability; or
(d)
The Participant’s Termination of Service for Cause.
3.4
Tax Withholding.
(a)
The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or other affiliate of the Company for which the Participant renders services (the “Service Recipient”) the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
The Option cannot be exercised until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the exercise of the Option or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until the Participant has satisfied this obligation. At the time Participant exercises the Option, in whole or in part, or at the time any other withholding event for Tax-Related Items occurs with respect to the Option, the Participant hereby authorizes the Company and/or Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations for Tax-Related Items by one or a combination of the following methods:
(i)
withholding from the Participant’s salary, wages, or any other amounts payable to the Participant, in accordance with Applicable Law;
(ii)
withholding Shares otherwise issuable to the Participant upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such Share withholding procedure will be subject to the express prior approval of the Board or the Committee;
(iii)
instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon exercise of the Option and to submit the proceeds of such sale to the Company; or
(iv)
any other method determined by the Company to be in compliance with Applicable Law.
(c)
The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in Shares) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligations for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligations for Tax-Related Items.
(d)
Finally, the Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that cannot be satisfied by the means described above in Section 3.5(b). The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of any withholding obligation for Tax-Related Items resulting from the Option or the Shares subject to the Option.
ARTICLE 4.

EXERCISE OF OPTION
4.1
Person Eligible to Exercise. Except as provided in Section 5.4 hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
4.2
Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.
4.3
Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)
An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)
The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to the Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)
Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and
(d)
In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4
Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:
(a)
Cash or check;
(b)
With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(c)
Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
4.5
Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan and following conditions:
(a)
The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;
(b)
The completion of any registration or other qualification of such Shares under any U.S. or non-U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)
The obtaining of any approval or other clearance from any U.S. or non-U.S. state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)
The receipt by the Company of full payment for such Shares, including payment of any applicable Tax-Related Items, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and
(e)
The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6
Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE 5.

OTHER PROVISIONS
5.1
Nature of Grant. By accepting the Option, the Participant acknowledges, understands, and agrees that:
(a)
the Plan is established voluntarily by the Company, it is wholly discretionary in nature;
(b)
the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)
all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)
the Participant is voluntarily participating in the Plan;
(e)
this Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)
this Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)
the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;
(h)
if the underlying Shares do not increase in value, this Option will have no value;
(i)
if the Participant exercises this Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price;
(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where the Participant is providing service or the terms of the Participant’s employment or other service agreement, if any);
(k)
unless otherwise agreed with the Company, this Option and the Shares subject to this Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or other affiliate of the Company;
(l)
unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)
neither the Company, the Service Recipient nor any other Subsidiary or other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of this Option or of any amounts due to the Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
5.2
Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
5.3
Whole Shares. The Option may only be exercised for whole Shares.
5.4
Transferability.

(a)
Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)
During the lifetime of the Participant, only the Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(c)
Notwithstanding any other provision in this Agreement, the Participant may, in the manner permitted and determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to the Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
5.5
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands that the Participant may incur tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. The Participant understands and agrees that the Participant should consult with the Participant’s own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
5.6
Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.7
Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Article IX of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the

Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. The Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
5.8
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.8. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or comparable non-U.S. postal service.
5.9
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.10
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.11
Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and U.S. state and non-U.S. securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
5.12
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.
5.13
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.4 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
5.14
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15
Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as a Service Provider or interfere with or restrict in any way with the right of the Company or the Service Recipient, as applicable, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.
5.16
Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant is eligible to participate, in each case, in accordance with the terms therein.
5.17
Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
5.18
Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
5.19
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the company or a third party designated by the Company.
5.20
Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
5.21
Appendix. Notwithstanding any provisions in this Global Stock Option Agreement, this Option shall be subject to any additional terms and conditions set forth in any Appendix to this Global Stock Option Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the

Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
5.22
Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country or broker’s country, or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., this Option) or rights linked to the value of Shares, during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
5.23
Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant acknowledges that the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. Applicable Law may require that the Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

* * * * *

APPENDIX

TO

GLOBAL STOCK OPTION AGREEMENT

Terns Pharmaceuticals, Inc.

2022 Employment Inducement Award Plan

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Agreement and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern this Option if the Participant resides and/or works in China. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in China as of September 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Participant exercises this Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s situation.

If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which he or she is currently residing and/or working, or if the Participant transfers to another country after the Grant Date, the information contained herein may not be applicable to the Participant in the same manner.

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CHINA

Terms and Conditions

The following provisions apply only to Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Exercisability of Option. In addition to the vesting conditions set forth in the Grant Notice and the Stock Option Agreement, this Option shall not vest nor be exercisable until all necessary exchange control and other approvals from SAFE or its local counterpart have been received by the Company or one of its Chinese Subsidiaries or other affiliates under applicable exchange control rules with respect to the Plan and the awards thereunder (the “SAFE Approval Date”). The Participant must continue to provide service through each date on the Vesting Schedule and through the SAFE Approval Date to be able to exercise this Option. Should the SAFE Approval Date occur after any of the vesting dates in the Vesting Schedule, the Participant will (i) receive a credit for any vesting that would have occurred under the Vesting Schedule once the SAFE Approval Date occurs and (ii) continue to vest in accordance with the Vesting Schedule following the SAFE Approval Date, provided that the Participant has not experienced a Termination of Service as of the SAFE Approval Date and is otherwise entitled to exercise this Option pursuant to the terms of any applicable SAFE approval or regulations.

If the Company is unable to complete the SAFE registration or maintain the registration, no Shares subject to this Option shall be issued and the Company has the sole discretion to allow any vested Options to be settled in cash paid through local payroll in an amount equal to the Fair Market Value of the Shares underlying this Option on the applicable date of exercise, less the Total Exercise Price and any withholding for Tax-Related Items.

Furthermore, notwithstanding any provision in the Grant Notice and the Stock Option Agreement, if the Participant experiences a Termination of Service before the SAFE Approval Date, this Option shall be forfeited, unless the Company determines in its discretion that any portion of this Option that may otherwise have vested and become exercisable in accordance with the terms of the Stock Option Agreement may be exercised in compliance with applicable SAFE regulations and restrictions.

Finally, notwithstanding any provision in the Grant Notice and the Stock Option Agreement, if the Participant experiences a Termination of Service after the SAFE Approval Date, this Option, to the extent that vested and exercisable as of the Termination Date, may be exercised by the Participant only within such time period as required by the Company in accordance with SAFE requirements.

Stock Must Remain With Company’s Designated Broker. The Participant agrees to hold any Shares received upon exercise of this Option with the Company’s designated broker until the Shares are sold. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not the Participant has experienced a Termination of Service.

Manner of Exercise. Notwithstanding any provision in the Grant Notice and the Stock Option Agreement, the Participant must pay the Total Exercise Price by using a “cashless exercise” method as described in Section 4.4(c) of the Agreement. The Company reserves the right to provide the Participant with additional methods of payment depending on the development of local law.

Forced Sale of Shares. The Company has the discretion to arrange for the sale of the Shares issued upon exercise of this Option, either immediately upon exercise or at any time thereafter. In any event, if the Participant has experienced a Termination of Service, the Participant will be required to sell any Shares

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acquired upon exercise of this Option within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on behalf of the Participant and the Participant hereby authorizes such sale). The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. The Participant understands and agrees that the Participant will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. The Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or a Subsidiary), and the Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or a Subsidiary) on the Participant’s behalf prior to being delivered to the Participant and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to the Participant in local currency, the Participant acknowledges that the Company (or its Subsidiaries) are under no obligation to secure any particular exchange conversion rate and that the Company (or its Subsidiaries) may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Company (or its Subsidiary) in the future in order to facilitate compliance with exchange control requirements in China.

Administration. The Company (or its Subsidiaries) shall not be liable for any costs, fees, lost interest or dividends or other losses that the Participant may incur or suffer resulting from the enforcement of the terms of this Appendix or otherwise from the Company’s operation and enforcement of the Plan, the Grant Notice and this Option in accordance with any Applicable Laws, rules, regulations and requirements.

Notifications

Exchange Control Information. Chinese residents may be required to report to SAFE all details of their foreign financial assets and liabilities (including Shares acquired under the Plan), as well as details of any economic transactions conducted with non-Chinese residents.

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